Execution Copy

Exhibit 10.31

GUARANTY

This GUARANTY (this “Guaranty”), dated as of April 30, 2010, by and between PACIRA, INC, a Delaware corporation (“Guarantor”) and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and as agent (in such capacity and together with any successors, endorsees and assigns, “Agent”) for itself and the lenders from time to time party to the Loan Agreement hereinafter defined (collectively, the “Lenders”).

W I T N E S S E T H :

WHEREAS, pursuant to that certain Loan and Security Agreement (the “Loan Agreement”) dated as of the date hereof (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”) by and among PACIRA PHARAMACEUTICALS, INC, a California corporation (“Borrower”), the other Loan Parties party thereto, the Lenders and Agent, the Lenders have severally agreed to make extensions of credit to Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, Guarantor is the direct parent of Borrower and as such will derive direct and indirect economic benefits from the making of the Term Loans and other financial accommodations provided to Borrower pursuant to the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and to induce the Lenders and the Agent to enter into the Loan Agreement and to induce the Lenders to make their respective extensions of credit to Borrower thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.	DEFINITIONS.

(a) Capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement, unless otherwise defined herein.

(b) References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

2.	THE GUARANTY.

2.1. Guaranty of Guaranteed Obligations of Borrower. Guarantor hereby unconditionally guarantees to Agent and Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of Borrower (hereinafter the “Guaranteed Obligations”). Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Debt Document or any other agreement, document or instrument to which any Loan Party and/or Guarantor is or may become a party;

(b) the absence of any action to enforce this Guaranty or any other Debt Document or the waiver or consent by Agent and/or Lenders with respect to any of the provisions thereof;

(c) the existence, value or condition of, or failure to perfect its lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Agent in respect thereof (including, without limitation, the release of any such security);

(d) the insolvency of any Loan Party; or

(e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until the Termination Date. Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Guarantor agrees that any notice or directive given at any time to Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Agent and Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Agent and Lenders have specifically agreed otherwise in writing. It is agreed among Guarantor, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by the Debt Documents and that, but for this Guaranty and such waivers, Agent and Lenders would decline to enter into the Loan Agreement.

2.2. Demand by Agent or Lenders. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Loan Agreement (including all accrued interest thereon) is declared to be immediately due and payable in accordance with the terms thereof, then Guarantor shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders. Payment by Guarantor shall be made to Agent in immediately available federal funds to an account designated by Agent or at the address set forth in the Loan Agreement for the giving of notice to Agent or at any other address that may be specified in writing from time to time by Agent, and shall be credited and applied to the Guaranteed Obligations.

2.3. Enforcement of Guaranty. In no event shall Agent have any obligation (although it is entitled, at its option) to proceed against Borrower or any other Loan Party or any Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from the Guarantor, and Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of Agent’s rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any lien it may have as security for all or any portion of the Guaranteed Obligations.

2.4. Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its Guaranteed Obligations under, or the enforcement by Agent or Lenders of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition, or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Borrower’s financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any counterclaims, offsets or defenses against Agent or Lenders or any Loan Party of any kind. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or deductions of any kind against Agent or any Lender or against any Loan Party of any kind which may arise in the future.

2.5. Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns (in each case, to the extent such transfer or assignment is made in accordance with the Loan Agreement), and nothing herein contained shall impair, as between any Loan Party and Agent or Lenders, the obligations of any Loan Party under the Debt Documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Agent or any Lender to any person or entity, any reference to “Agent” or “Lender” herein shall be deemed to refer equally to such person or entity.

2.6. Modification of Guaranteed Obligations, Etc. Guarantor hereby acknowledges and agrees that Agent and Lenders may at any time or from time to time, with or without the consent of, or notice to, Guarantor:

(a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

(b) take any action under or in respect of the Debt Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c) amend or modify, in any manner whatsoever, the Debt Documents;

(d) extend or waive the time for any Loan Party’s performance of; or

compliance with, any term, covenant or agreement on its part to be performed or observed under the Debt Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Agent or Lenders have been granted a lien, to secure any Obligations;

(f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or any Loan Party to Agent or any Lender;

(g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or any Loan Party are subordinated to the claims of Agent and Lenders; and/or

(h) apply any sums by whomever paid or however realized to any amounts owing by Guarantor or any Loan Party to Agent or any Lender in such manner as Agent or any Lender shall determine in its discretion;

and Agent and Lenders shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor under this Guaranty.

2.7. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party or Guarantor for liquidation or reorganization, should any Loan Party or Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Loan Party’s or Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Agent or any Lender, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.8. Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Debt Document, Guarantor hereby:

(a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety), any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any person or entity, and which Guarantor may have or hereafter acquire against any Loan Party in connection with or as a result of Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; and

(b) acknowledges and agrees (i) that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this Section 2.8 shall survive payment in full of the Guaranteed Obligations.

2.9. Election of Remedies. If Agent may, under applicable law, proceed to realize benefits under any of the Debt Documents giving Agent and Lenders a lien upon any Collateral owned by any Loan Party, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantor hereby consents to such action by Agent and waives any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Agent. Any election of remedies which results in the denial or impairment of the right of Agent to seek a deficiency judgment against any Loan Party shall not impair Guarantor’s obligation to pay the full amount of the Guaranteed Obligations. In the event Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Debt Documents, Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent and Lenders might otherwise be entitled but for such bidding at any such sale.

3.	FURTHER ASSURANCES.

Guarantor agrees, upon the written request of Agent or any Lender, to execute and deliver to Agent or such Lender, from time to time, any additional instruments or documents reasonably requested by Agent or such Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms or for the purpose of carrying out the intent of this Guaranty.

4.	PAYMENTS FREE AND CLEAR OF TAXES.

All payments under this Guaranty shall be made free and clear of any taxes, withholdings, duties, impositions or other charges (other than taxes on the overall net income of any Lender and comparable taxes), such that Agent and Lenders will receive the entire amount of any Guaranteed Obligations, regardless of source of payment.

5.	OTHER TERMS.

5.1. Entire Agreement. This Guaranty, together with the other Debt Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Debt Documents and/or the Guaranteed Obligations.

5.2. Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

5.3. Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

5.4. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Loan Agreement.

5.5. Successors and Assigns. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a debtor-in- possession on behalf of Guarantor) and shall, together with the rights and remedies of Agent, for itself and for the benefit of Lenders, thereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Agent and Lenders hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

5.6. No Waiver; Cumulative Remedies; Amendments. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent, for itself and the ratable benefit of Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Agent and Guarantor.

5.7. Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. Upon payment and performance in full of the Guaranteed Obligations, Agent shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

5.8. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

5.9. Limitation on Guaranteed Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor’s liability hereunder shall be limited, on a joint and several basis, to an amount not to exceed as of any date of determination the greater of:

(a) the net amount of the Term Loans and other extensions of credit advanced under the Loan Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, Guarantor, plus interest thereon at the applicable rate specified in the Loan Agreement; or

(b) the amount which could be claimed by the Agent and Lenders from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, Guarantor’s right of contribution and indemnification from any other guarantor of the Term Loans.

6.	SECURITY.

To secure payment of Guarantor’s obligations under this Guaranty, concurrently with the execution of this Guaranty, Guarantor has entered into the Loan Agreement pursuant to which Guarantor has granted to Agent for the benefit of the Lenders a security interest in substantially all of its personal property and has entered into a Pledge Agreement pursuant to which Guarantor has pledged all of the stock of each of its Subsidiaries, among other collateral, to Agent for the benefit of the Lenders.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

Guarantor:

PACIRA, INC.

By:	/s/ James Scibetta
Name:	James Scibetta
Title:	Chief Financial Officer

Agent:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title:	Duly Authorized Signatory Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

Guarantor:

PACIRA, INC.

By:
Name:
Title:

Agent:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ R. Hanes Whiteley
Name:	R. Hanes Whiteley
Title:	Duly Authorized Signatory